                                                                 EXHIBIT (13)(c)

                                   Exhibit A
                                    to the
                 Amended and Restated Administration Agreement

                             EXCELSIOR FUNDS, INC.
                             ---------------------
                                  Money Fund
                             Government Money Fund
                              Treasury Money Fund
                     Short-Term Government Securities Fund
                     Intermediate-Term Managed Income Fund
                              Managed Income Fund
                              Blended Equity Fund
                            Income and Growth Fund
                       Energy and Natural Resources Fund
                         Value and Restructuring Fund
                                Small Cap Fund
                              International Fund
                              Latin America Fund
                               Pacific/Asia Fund
                               Pan European Fund
                             Large Cap Growth Fund
                               Real Estate Fund
                             Emerging Markets Fund

     In consideration of the mutual covenants set forth in the Amended and Restated Administration Agreement dated as of July 31, 1998 among Excelsior Funds, Inc. (the "Company"), Chase Global Funds Services Company ("CGFSC"), Federated Administrative Services ("FAS") and U.S. Trust Company of Connecticut ("U.S. Trust"), Excelsior Funds, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

     Pursuant to Section 3 of the Agreement, FAS agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds, with the understanding that CGFSC will provide all other services and duties set forth in said Section 3 but not otherwise listed below:

     (a) Performing a due diligence review of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

     (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;
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     (c) Reviewing and filing with the National Association of Securities
Dealers, Inc. all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

     (d) Preparing distributor's reports to the Company's Board of Directors;

     (e) Performing internal audit examinations in accordance with a charter to be adopted by FAS and the Company;

     (f) Upon request, providing individuals reasonably acceptable to the Company's Board of Directors for nomination, appointment, or election as officers of the Company, who will be responsible for the management of certain of the Funds' affairs as determined by the Company;

     (g) Consulting with the Funds and the Company's Board of Directors, as appropriate, on matters concerning the distribution of Funds;

     (h) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Amended and Restated Administrative Services Plan, provided that FAS will only be responsible for monitoring arrangements with Service Organizations with whom FAS has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, FAS shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties; and

     (i) Consulting with CGFSC and the Company regarding the jurisdictions in which the Company's shares shall be registered or qualified for sale and, in connection therewith, reviewing and monitoring the actions of CGFSC in maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund.

     This Exhibit A may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

                                      -2-
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     Witness the due execution hereof this 31st day of July, 1998.


                         EXCELSIOR FUNDS, INC.


                         /s/ F. S. Wonham
                         ----------------
                         Name:  F. S. Wonham
                         Title:    President and Treasurer



                         FEDERATED ADMINISTRATIVE SERVICES


                         /s/ Joseph A. Machi
                         -------------------
                         Name:
                         Title:


                         CHASE GLOBAL FUNDS SERVICES COMPANY


                         /s/ Donald P. Hearn
                         -------------------
                         Name:  Donald P. Hearn
                         Title:    Vice Chairman

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